Exhibit 99.1

Confidential

August 20, 2012

Via Overnight Delivery Service

Mr. Keith S. Kendrick

Dear Keith:
As we have discussed, your employment with Official Payments Holdings, Inc. (the "Company") will end effective September 30, 2012 (the last day of employment being the "Separation Date") and you ceased to be Senior Vice President, Strategic Marketing effective August 1, 2012.  Your cessation of employment will be characterized as a termination without cause pursuant to Section 11(c) of your Employment Agreement with the Company, effective June 30, 2008 (the "Employment Agreement").  In connection with your employment termination, you will be eligible to receive the severance benefits described in Section 3 of this letter agreement if you timely sign and return this letter agreement to Keith S. Omsberg, General Counsel of the Company, at 9907 Georgetown Pike, Suite 203, Great Falls, VA 22066 no later than August 31, 2012 and you sign and return the release of claims (the "Release") in Annex A to Keith S. Omsberg on or promptly following, but not before, the Separation Date.  You should deliver the signed letter agreement and Release to Mr. Omsberg by hand, registered mail, certified mail, regular mail, or private delivery service.  By timely signing and returning this letter agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered sections below.  The Release will also be a binding agreement with the Company seven days after you sign it, except as provided in the Release under Acknowledgement and Revocation.  Therefore, you are advised to consult with an attorney of your own choosing before signing this letter agreement and you are being given 10 days to sign this letter agreement and at least 21 days to sign the Release.

Subject to Section 1 of this letter agreement, and assuming you remain employed through the end of the Company's 2012 fiscal year, you will retain your eligibility to receive a bonus under the Company's management incentive plan for the achievement of performance targets or performance metrics for fiscal year 2012, with payment made under such plan concurrently or promptly following the payment of any such bonus to the Company's senior executives.
If you choose not to timely sign and return this letter agreement pursuant to the timeframe described above or do not timely sign and return the Release, you will not receive the payments under Section 3 of this letter agreement.  You will, however, receive payment on the next regular payday following your termination date for any wages and unused paid time off through the termination date or such earlier date as required by applicable law.  You will also be eligible to continue receiving group health insurance pursuant to the federal "COBRA" law, 29 U.S.C. §

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1161 et seq., from the Company.  Please consult the health coverage materials provided by the Company under separate cover for details regarding these benefits.
The following numbered sections set forth the terms and conditions that will apply if you timely sign and return this letter agreement:
1.
Separation Date - Your employment with the Company will terminate effective at 5:00 pm Eastern Time on the Separation Date.  All salary payments from the Company will cease and any benefits you had as of the Separation Date under the Company-provided benefit plans, programs or practices will terminate in accordance with their terms, except as otherwise provided herein or as required by federal or state law.  Both the Company and you also will have the right to terminate your employment on an at-will basis during the Transition Period; provided, however, that should you end your employment for any reason before the Separation Date, you will not be eligible to receive the severance pay described below, nor will you receive the severance pay if terminated for Cause.  "Cause" for purposes of this agreement has the definition provided in Section 1(c) of your Employment Agreement.

2.
Transition Period - During the period from the date of this letter through the Separation Date (the "Transition Period"), you agree to cooperate with the Company in the transitioning of your work, and you agree to be available to the Company for this purpose or any other purpose reasonably requested by the Company.  Your compensation and benefits will remain the same during the Transition Period, except as the Company's benefit plans may change for similarly situated individuals.

3.
Description of Severance Benefits - In consideration for: (i) your timely execution and return of this letter agreement, (ii) compliance with the terms of this letter agreement, (iii) your timely execution, return, and nonrevocation, of the Release, and (iv) your compliance with the terms of the Release, the Company shall provide you with the following severance benefits:

a.
The Company will pay you, in one lump-sum payment, $265,000, less applicable taxes and withholdings, which is an amount equivalent to one times your base salary rate in effect as of the Separation Date (the "Base Severance Pay").  Pursuant to Internal Revenue Code Section 409A ("Section 409A"), the Company will pay to you the Base Severance Pay on April 1, 2013, which is six months and one business day following your Separation Date; and

b.
Should you elect, and provided you are eligible, to continue receiving group health insurance pursuant to the federal "COBRA" law, 29 U.S.C. § 1161 et seq., the Company, for 12 months following the Separation Date (the "COBRA Period"), shall pay the premium for you and your covered beneficiaries, if any, for such coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage as of the Separation Date.  All applicable premium costs after the COBRA Period shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation.

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4.
Non-Disclosure; Continuing Obligations; Effect on Employment Agreement - You understand and agree that, to the extent permitted by law, the contents of the negotiations and discussions resulting in this letter agreement and the Release, must be maintained as confidential by you and must not be disclosed to anyone other than a member of your immediate family, your attorney or accountant (and, even as to such a person, only if the person agrees to honor this confidentiality requirement) except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.  You must advise any such permitted person with whom you have discussed this letter agreement of the existence and requirements of this confidentiality provision, and you must instruct any such person to comply with this provision.  Disclosure by you to any other person or entity in violation of the provisions of this letter agreement will be deemed to be a breach of this letter agreement by you.  For the avoidance of doubt, the Company may disclose this letter agreement or the Release in its discretion.

You acknowledge and reaffirm your obligation to keep confidential and not disclose any and all non-public information concerning the Company that you acquired during the course of your employment with the Company, including any non-public information concerning the Company's business affairs, business prospects and financial condition, as is stated more fully in the Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement that was attached to your Employment Agreement as Exhibit A and that you executed for the benefit of the Company (the "NDA"), which remains in full force and effect during and after you employment (in accordance with its terms).  You further acknowledge and reaffirm your other obligations under the NDA, including your noncompetition and nonsolicitation obligations, which also remain in full force and effect.  You further acknowledge and agree that the non-competition and non-solicitation period specified in the NDA runs "for a period of twelve (12) months following the termination or cessation of [your] employment for any reason."
5.
Non-Disparagement - You understand and agree that you shall not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, industry group or financial institution, regarding the Company or any of the other "Released Parties" (as defined in Annex A) or about the Company's business affairs and financial condition; provided, however, that nothing herein prevents you from making truthful disclosures to any governmental entity or to enforce this letter agreement.

6.
Amendment - This letter agreement and the Release shall be binding upon the parties and may not be supplemented, changed or modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto.  This letter agreement shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

7.
Waiver of Rights - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

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8.
Validity - Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

9.
Cooperation -You agree to cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company by any third party against the Company or by the Company against any third party.  You also agree that your full cooperation in connection with such claims or actions will include being available to meet with the Company's counsel to prepare for discovery, any mediation, arbitration, trial, administrative hearing or other proceeding, and to act as a witness when requested by the Company at reasonable times and locations designated by the Company.  Moreover, unless otherwise prohibited by law, you agree to notify the General Counsel of the Company at 9907 Georgetown Pike, Suite 203, Great Falls, VA 22066 (or such other address as the Company may otherwise provide to you) if you are asked by any person, entity or agency to assist, testify or provide information in any such proceeding or investigation.  Such notice shall be in writing and sent by overnight mail to the General Counsel within two business days of the time you receive the request for assistance, testimony or information.  If you are not legally permitted to provide such notice, you agree that you will request that the person, entity or agency seeking assistance, testimony or information provide notice consistent with this Section 9.  You further agree to cooperate with the Company in the transitioning of your work, and that you will be available to the Company for this purpose or any other purpose reasonably requested by the Company.

10.
Return of Company Property - You agree to return to the Company in good working order all keys, files, records (and copies thereof), equipment (including computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles, Company confidential and proprietary information and any other Company-owned property in your possession or control at the request of the Company, but no later than the first business day following the Separation Date.  You agree to leave intact all electronic Company documents, including those that you developed or helped to develop during your employment.  You further agree to cancel all accounts for your benefit, if any, in the Company's name, including credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.  Notwithstanding the foregoing, the Company will return the iPhone and iPad that the Company provided to you, after the Company has removed Company information from them, and thereafter you may retain that iPad and iPhone for your own use and benefit.  The Company may, at its discretion, also allow you to retain the laptop Computer that it provided to you, after the Company has removed Company information from it.

11.
Tax Provision - In connection with the severance benefits provided to you pursuant to this letter agreement, the Company will withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such severance benefits under applicable law.  The Company will report severance amounts on IRS Form W-2 and its state and local equivalents.  You

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acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment of any of the benefits set forth herein.
12.	Nature of Agreement - You understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.
13.
Acknowledgments - You acknowledge that you have been given at least 10 days to consider this letter agreement and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement.

14.
Voluntary Assent - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement and that you fully understand the meaning and intent of this letter agreement.  You state and represent that you have had an opportunity to discuss fully and review the terms of this letter agreement with an attorney.  You further state and represent that you have carefully read this letter agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

15.
Applicable Law - This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Virginia, without regard to conflict of laws provisions.  The dispute resolution provisions of Section 20 of the Employment Agreement shall apply to this letter agreement and the attached Release.

16.	Interpretation. References in this letter agreement and Annex A to "include" or "including" should be read as though they said "without limitation" or equivalent forms.
17.
Entire Agreement - This letter agreement and its annex contain and constitute the entire understanding and agreement between the parties hereto with respect to your severance pay and the settlement of claims against the Company and the matters covered by the respective agreements and cancel all previous oral and written negotiations, agreements and commitments in connection therewith.  Nothing in this letter agreement or the Release supersede the continuing obligations as set forth in Section 4 of this letter agreement.

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Good luck to you in your future endeavors.  If you have any questions about the matters covered in this letter agreement, please call me at 770-325-3100.

Very truly yours,
By:	/s/ Alex P. Hart
Alex P. Hart
President and Chief Executive Officer

I hereby agree to the terms and conditions set forth above.

/s/ Keith S. Kendrick	August 31, 2012
Keith S. Kendrick	Date

To be returned no later than the close of business on August 31, 2012.

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Annex A

1.
Release - In exchange for the severance benefits described in Section 3 of the letter agreement to which this Annex A is attached, which benefits you acknowledge you would not otherwise be entitled to receive, on behalf of yourself and your heirs, executors, administrators, successors and assigns, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company and its affiliates, subsidiaries, parent companies, predecessors and successors, and all of their respective past and present officers, directors, direct and indirect investors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, including any and all claims arising out of or relating to your employment with and/or separation from the Company, including all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Virginia Human Rights Act, Va. Code Ann. § 2.2-3900 et seq., the Virginians with Disabilities Act, Va. Code Ann. § 51.5-1 et seq., Va. Code Ann. § 40.1-28.6 (Virginia equal pay law), Va. Code Ann. §§ 40.1-51.2:1 et seq. and 40.1-51.4:5 (Virginia whistleblower protection laws), the Georgia Equal Employment for Persons with Disabilities Code, Ga. Code Ann. § 34-1-2 et seq. (Georgia age discrimination law), Ga. Code Ann. § 34-6A-1 et seq., Ga. Code Ann. § 34-5-1 et seq. (Georgia equal pay law), the Georgia Common Day of Rest Act of 1974, Ga. Code Ann. § 10-1-573 (Georgia religious accommodation law), the Arizona Civil Rights Act, Ariz. Rev. Stat. § 41-1401 et seq., Ariz. Rev. Stat. § 23-340 et seq. (Arizona equal pay law), Ariz. Rev. Stat. § 23-1501 (Arizona whistleblower protection law), Ariz. Rev. Stat. § 12-2801 et seq. (Arizona genetic testing law), all as amended; all common law claims, whether arising in tort, contract, or otherwise, including actions in or for defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, promissory estoppel and breach of contract (including with respect to the Employment Agreement), and all claims to any equity compensation from or equity ownership in the Company, contractual or otherwise (other than with respect to your outstanding option agreements, with the benefits their terms provide); and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in the letter agreement or this Release prevents you from filing a charge with, cooperating with or participating in any proceeding before the Equal

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Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such claim, charge or proceeding).
You understand and agree that the claims released in this Section 1 include not only claims presently known to you, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in this Section 1. You understand that you may hereafter discover facts different from what you now believe to be true, which if known, could have materially affected the letter agreement and this Release, but you nevertheless waive and release any claims or rights based on different or additional facts.

The Company agrees that you are not releasing any claims or rights you may have for indemnification under state or other law or the charter, articles, or by-laws of the Company and its affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors' and officers' coverage for any lawsuit or claim relating to the period when you were a director or officer of the Company or any affiliated company; provided, however, that (i) the Company's execution of the letter agreement is not a concession, acknowledgment, or guaranty that you have any such rights to indemnification or coverage, (ii) neither the letter agreement nor this Release creates any additional rights for you to indemnification or coverage, and (iii) the Company retains any defenses it may have to such indemnification or coverage.

2.
Return of Company Property - You confirm that you have returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles, Company confidential and proprietary information, and any other Company-owned property in your possession or control and have left intact with, or delivered intact to, the Company all electronic Company documents, including those that you developed or helped to develop during your employment, none of which you will retain in any form or medium. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.  You acknowledge that the Company will return the iPhone and iPad that the Company provided to you, after the Company has removed Company information from them.  The Company may, at its discretion, also allow you to retain the laptop Computer that it provided to you, after the Company has removed Company information from it.

3.
Business Expenses and Final Compensation - You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you.  You also acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, equity, and accrued unused vacation time, and that no other compensation is owed to you, except as set forth in the letter agreement.  You further acknowledge that

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the Company no longer has any obligations under the Employment Agreement, except as provided for in Section 11(c) of the Employment Agreement.
4.
Acknowledgments and Revocation - You acknowledge that you have been given at least 21 days to consider this Release and that the Company advised you to consult with an attorney of your own choosing prior to signing this Release.  You also acknowledge that any change made to this Release, whether material or immaterial, does not restart the running of the 21-day period.  You understand that you may revoke this Release for a period of seven days after you sign and return it by notifying Keith Omsberg, General Counsel, in writing, and that the Release shall not be effective or enforceable until the expiration of this seven-day revocation period.  You understand and agree that by entering into this Release you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were entitled without providing this Release.

I hereby agree to the Release and other terms and conditions set forth above.

Keith S. Kendrick	Date

To be returned by hand, registered mail, certified mail, regular mail, or private delivery service on or promptly following, but not before, the Separation Date.